UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 30, 2004
                        ---------------------------------
                        (Date of Earliest Event Reported)

                             ACL Semiconductors Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      000-50140               16-1642709
          --------                      ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


     B24-B27,1/F., Block B, Proficient Industrial Centre, 6 Wang Kwun Road,
                               Kowloon, Hong Kong
     ----------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (852) 2799-1996
                                 ---------------
              (Registrant's telephone number, including area code)

This Report on Form 8-K constitutes Amendment No. 1 to the Form 8-K dated December 31, 2004 filed by the Registrant on January 19, 2005 (the "Original 8-K"), relating to the contemplated acquisition by the Registrant of all of the outstanding capital stock of Classic Electronics Ltd., a Hong Kong corporation ("Classic"),

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 2004, the Registrant entered into a Stock Purchase Agreement with Classic and the stockholders of Classic, pursuant to which the Registrant agreed to purchase all of the outstanding shares of capital stock of Classic from its two selling stockholders (the "Selling Stockholders") for an aggregate purchase price of 12.0 million shares of common stock, par value $0.001 per share, of the Company, to be issued to the Selling Stockholders pro rata based on their ownership percentages of Classic and the cancellation of $4.0 million of indebtedness owed by the Selling Stockholders to Classic (the "Acquisition"), which consideration shall be in addition to the $1.0 million paid to Classic by the Registrant in December 2003 as an irrevocable deposit towards the Acquisition through the cancellation of accounts receivable then owing by Classic to the Registrant. Mr. Ben Wong, a director of the Registrant, is a 99.9% shareholder of Classic. The remaining 0.1% of Classic is owned by a non-related party. The Original 8-K is hereby amended to reflect and clarify that the Acquisition has not yet been completed. Consummation of the Acquisition remains subject to the satisfactory completion by the Registrant of its due diligence investigation of Classic. Accordingly, financial statements of Registrant and Classic to be filed in connection with the Acquisition shall be filed by amendment to this Form 8-K upon completion thereof.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  APRIL 12, 2005

                               ACL SEMICONDUCTORS INC.



                               By: /s/ KENNETH CHAN
                                   ------------------------------
                                   Name:  Kenneth Chan
                                   Title: Chief Financial Officer




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